                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                              FORM 8-K/A No. 1

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Dat of Report (Date of earliest event reported)              April 15, 1994
                                               -------------------------------

                             MOMENTUM CORPORATION
- - - ------------------------------------------------------------------------------
             (Exact name of registrant as specified in charter)

 Delaware                          0-18112                 91-1464018
- - - ------------------------------------------------------------------------------
(State of Other Jurisdiction      (Commission             (I.R.S. Employer
 of Incorporation)                 File Number)            Identification No.)

Koll Center Bellevue - Suite 1900  500 108th Ave. N.E.  Bellevue  WA   98004
- - - ------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:       (206) 450-6550
                                                   ---------------------------


- - - ------------------------------------------------------------------------------
          (Former name or former address, if changed since last report.)

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Item 7(a)  Financial Statements of Business Acquired

                         INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
T. K. Gray, Inc.
Minneapolis, Minnesota

We have audited the accompanying balance sheets of T. K. Gray, Inc. as of December 31, 1993 and 1992, and the related statements of income, retained earnings (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of T. K. Gray, Inc. as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



BY (SIGNATURE)
McGladrey & Pullen

St. Paul, Minnesota
February 18, 1994




INDEPENDENT AUDITOR'S REPORT


Stockholders and Board of Directors
T.K. Gray, Inc.


We have audited the statements of income and retained earnings (deficit) and of cash flows for the year ended December 31, 1991. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of T.K. Gray, Inc.for the year ended December 31, 1991 in conformity with generally accepted accounting principles.


BY (SIGNATURE)
Deloitte & Touche


February 28, 1992

T. K. GRAY, INC.
STATEMENT OF INCOME AND RETAINED EARNINGS (DEFICIT)

Years Ended December 31,                                   1993            1992            1991
- - - ------------------------------------------------------------------------------------------------

INCOME
Sales                                              $ 44,519,162    $ 41,866,165    $ 40,944,819
Cost of sales                                        36,675,476      34,427,096      33,659,194
                                                   -------------   -------------   -------------
    Gross profit                                      7,843,686       7,439,069       7,285,625
                                                   -------------   -------------   -------------


Expenses
   Selling                                            3,159,101       3,034,094       2,819,910
   Administrative and general                         2,766,890       2,287,494       2,291,111
   Depreciation and amortization                        794,874       1,445,450       1,490,228
   Interest                                             509,219         811,415       1,151,090
                                                   -------------   -------------   -------------
   Total expenses                                     7,230,084       7,578,453       7,752,339
                                                   -------------   -------------   -------------
Income (loss) before tax benefit                        613,602        (139,384)       (466,714)
Income tax benefit  (Note 5)                                                            114,000
                                                   -------------   -------------   -------------
Net income (loss)                                  $    613,602    $   (139,384)   $   (352,714)
                                                   =============   =============   =============


RETAINED EARNINGS (DEFICIT)
Balance (deficit), Beginning                       $   (376,774)   $   (237,390)   $    115,324
   Net income (loss)                                    613,602        (139,384)       (352,714)
                                                   -------------   -------------   -------------
Balance (Deficit), Ending                          $    236,828    $   (376,774)   $   (237,390)
                                                   =============   =============   =============

See Notes to Financial Statements.

T. K. GRAY, INC.
STATEMENT OF CASH FLOWS


Years Ended December 31,                                   1993            1992            1991
- - - ------------------------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (loss)                                  $    613,602    $   (139,384)   $   (352,714)
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
    Depreciation                                         75,181         111,842         122,744
    Amortization                                        719,694       1,333,608       1,367,484
    Gain on sale of equipment                            (5,926)            ---             ---
    (Increase) decrease in deferred interest                ---        (166,018)        140,040
    Changes in operating assets & liabilities:
      (Increase) decrease in trade receivable          (113,817)       (161,834)        821,171
      (Increase) decrease in inventories                857,717        (613,284)      1,408,272
      (Increase) decrease in prepaid expenses            20,318          51,021         (80,567)
      Increase (decrease) in trade accounts
        payable and accrued expenses                   (162,774)        353,020        (650,151)
      Increase (decrease) in current
        income taxes payable                                ---          37,585        (249,500)
      Decrease in long-term income taxes payable       (218,330)       (184,585)        (84,000)
                                                   -------------   -------------   -------------
   Net cash provided by operating activities          1,785,665         621,971       2,442,779
                                                   -------------   -------------   -------------


CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment and leasehold improvements        (2,715)        (28,193)       (114,657)
Proceeds on sale of equipment                             9,310             ---             ---
                                                   -------------   -------------   -------------
   Net cash provided by (used in) investing
     activities                                           6,595         (28,193)       (114,657)
                                                    ------------    ------------   -------------


CASH FLOWS FROM FINANCING ACTIVITIES
Net advances (payments) on revolving line              (246,260)      1,998,512      (2,426,178)
Principal payments on capital lease obligations             ---         (55,706)        (36,778)
Principal payments on long-term debt                 (1,100,000)     (3,403,584)            ---
Proceeds from long-term debt                                ---       1,100,000             ---
Distributions to stockholders                          (446,000)       (233,000)            ---
                                                    ------------    ------------   -------------
   Net cash used in financing activities             (1,792,260)       (593,778)     (2,462,956)
                                                    ------------    ------------   -------------
   Change in cash and cash equivalents                      ---             ---        (134,834)

CASH AND CASH EQUIVALENTS
Beginning                                                   ---             ---         134,834
                                                    ------------    ------------   -------------
Ending                                              $       ---     $       ---    $        ---
                                                    ============    ============   =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash payments for (receipts from):
   Interest                                         $   543,112     $   807,462    $  1,041,889
   Income taxes                                          10,000         154,391         373,600
   Income tax refunds                                    (3,651)        (10,210)       (153,936)

See Notes to Financial Statements.

T. K. GRAY, INC.
BALANCE SHEETS


December 31,                                              1993            1992
- - - -------------------------------------------------------------------------------
ASSETS
Current Assets
  Trade receivables, less allowance for
    doubtful accounts of $100,000 and
    $75,000, respectively (Note 2)                 $  5,156,798    $  5,042,981
  Inventories (Note 2)                                4,875,527       5,733,244
  Prepaid expenses                                       29,530          49,848
                                                   -------------   -------------
     Total current assets                            10,061,855      10,826,073
                                                   -------------   -------------

Equipment and Leasehold Improvements,
at cost (Note 2)
  Equipment and furniture                               405,756         414,709
  Leasehold improvements                                100,008         100,008
                                                   -------------   -------------
                                                        505,764         514,717

  Less accumulated depreciation & amortization          332,697         265,800
                                                   -------------   -------------
                                                        173,067         248,917
                                                   -------------   -------------

Intangible Assets
  Noncompete agreements                                     ---       3,279,215
  Debt issuance costs                                   367,300         378,300
  Customer list                                         156,215         156,215
                                                   -------------   -------------
                                                        523,515       3,813,730

  Less accumulated amortization                         282,179       2,852,700
                                                   -------------   -------------
                                                        241,336         961,030
                                                   -------------   -------------
                                                   $ 10,476,258    $ 12,036,020
                                                   =============   =============

T. K. GRAY, INC.
BALANCE SHEETS - Continued


December 31,                                               1993           1992
- - - --------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Current maturities of long-term debt             $        ---    $    660,000
  Trade accounts payable                              2,996,809       3,050,398
  Salaries, wages and other related accruals            163,964         168,994
  Property, sales, and payroll taxes,
    including amounts withheld from
    employees                                           135,649         164,946
  Accrued profit sharing (Note 4)                           ---          50,000
  Other accrued expenses                                 21,795          46,653
  Income taxes payable (Note 5)                         185,085         185,085
                                                   -------------   -------------
    Total current liabilities                         3,503,302       4,326,076
                                                   -------------   -------------

Long-Term Debt, less current maturities
(Notes 2 and 6)                                       6,030,043       6,716,303
                                                   -------------   -------------
Long-Term Income Taxes Payable (Note 5)                 185,085         403,415
                                                   -------------   -------------
Commitments and Contingencies (Note 3)

Stockholders' Equity (Note 3)
  Class A voting common stock, par value $1
    per share; authorized 100,000 shares;
    issued 48,000 shares                                 48,000          48,000
  Class B nonvoting common stock, par value $1
    per share; authorized 100,000 shares;
    issued 48,000 shares                                 48,000          48,000
  Additional paid-in capital (Note 5)                   425,000         871,000
  Retained earnings (deficit)                           236,828        (376,774)
                                                   -------------   -------------
                                                        757,828         590,226
                                                   -------------   -------------
                                                   $ 10,476,258    $ 12,036,020
                                                   =============   =============

See Notes to Financial Statements.

T. K. GRAY, INC.

NOTES TO FINANCIAL STATEMENTS


Note 1.   Nature of Business and Significant Accounting Policies

Nature of business: T. K. Gray, Inc. (the Company) distributes supplies and equipment and provides service support to the printing and printed circuit board industries principally in Minnesota. In addition, the Company manufactures and sells printing blankets to the printing industry and is a distributor of electronic publishing industry supplies and equipment. The Company establishes credit with its customer on an individual basis.

Inventories: Nonequipment inventories (86 percent of total inventories) are stated at last-in, first-out method (LIFO) cost which does not exceed market. The remaining equipment inventories are valued at the lower of first-in, first-out (FIFO) cost or market. The lower of cost or market is determined on a pooled basis. If the FIFO method had been used for all inventories, the Company's inventories would have been $184,601 and $153,342 higher at December 31, 1993 and 1992, respectively.

Depreciation and amortization: Equipment and furniture are depreciated over estimated useful lives of five to thirteen years using straight-line and accelerated methods. Leasehold improvements are amortized over the lesser of the useful lives of the assets or the term of the building lease.

Intangible assets: Noncompete agreements were amortized over three to four years. Debt issuance costs are being amortized over the life of the loan (five years). The customer list is being amortized over 13 years. All amortization is on the straight-line method.


Note 2.   Debt Facilities

Debt outstanding includes the following at December 31:

                                                      1993           1992
- - - --------------------------------------------------------------------------
     Revolving credit facility borrowings       $6,030,043     $6,276,303
     Senior term loan, paid in 1993                    ---      1,100,000
                                                ----------     ----------
                                                 6,030,043      7,376,303
     Less current maturities                                      660,000
                                                ----------     ----------
                                                $6,030,043     $6,716,303
                                                ==========     ==========

The Company has a revolving credit facility with a bank, which matures October 19, 1995. Collateral pledged for amounts advanced under the line of credit consists of inventories, accounts receivable and equipment. Borrowings are limited to the lesser of $7,250,000 or a percentage of eligible accounts receivable and inventories, less $500,000. The Company is required to maintain a collateral account with the bank, wherein, all funds deposited are used to pay down the line with one-day availability. At December 31, 1993 and 1992, the Company had checks outstanding in excess of cash balances of $249,687 and $224,500, respectively. These amounts are included as part of the revolving credit facility borrowings. At December 31, 1993, the Company had available for borrowing $920,929, before deducting the $500,000 minimum available balance and checks outstanding. Interest on the credit facility is paid monthly in arrears, at the then current base rate plus 1.75 percent (7.75 percent at December 31, 1993 and 1992, respectively) and the Company is required to pay an annual fee of 0.375 percent of the unused funds.

The credit agreement with the bank contains provisions which, among other things, limit the ability of the Company to acquire or merge with other companies, borrow additional funds, sell or purchase fixed assets, pay dividends, or repurchase its capital stock. The Company must also maintain certain net worth levels and meet periodic ratios of fixed charge coverage, interest coverage, current ratios and cash generation. As of December 31, 1993, the Company was in compliance and had obtained a waiver of these covenants.


Note 3.   Commitments and Contingencies

Leases: The Company currently leases approximately 38,000 square feet of office and warehouse facilities through June 1998. Terms of the lease require minimum annual rentals of $170,100 plus real estate taxes and other occupancy expenses. The Company has the option to renew the lease for an additional five years and also has an agreement to lease an additional 12,190 square feet of office and warehouse space through March 31, 1995.

In addition, the Company leases transportation equipment under noncancelable operating leases.

Approximate minimum annual rentals are as follows:

     Years ending December 31:
       1994                     $227,600
       1995                      182,200
       1996                      170,100
       1997                      170,100
       1998                       85,000

Total rent expense was $234,048, $230,569 and $221,018 for the years ended December 31, 1993, 1992 and 1991, respectively.

Employment and stock repurchase agreements: The stockholders have entered into five-year employment agreements which include three-year noncompete agreements after termination. They have also entered into stock purchase agreements which first allow the other stockholders and then the Company the right of first refusal regarding stock transfers or sales after January 1, 1996. After that time, or when the aggregate outstanding balance of the Company's term debt is less than the available borrowings under the revolving credit facility, the stockholders may require the Company to purchase their shares at fair market value but, in the event of death, at no less than the face amount of insurance carried on the stockholder's life. Fair market value is to be determined by mutual agreement between the seller and the buyer or by independent appraisal. Terms require that 20 percent of the price be paid upon transfer of shares with the remainder to be paid in up to five equal annual installments.


Note 4.   Benefit Plan

The Company has a profit sharing/savings plan which meets the requirements of Internal Revenue Code Section 401(k). All employees with at least six months of service are eligible to participate in the plan and may contribute up to 10 percent of their earnings. The Company matches 50 percent of the first six percent of the employee contributions and may make additional contributions as determined by the Board of Directors. The total nondiscretionary expense relating to this plan was $98,748, $98,396 and $94,972 for the years ended December 31, 1993, 1992, and 1991, respectively. In addition, the Company made discretionary contributions of none, $50,000 and $36,400 for the years ended December 31, 1993, 1992, and 1991, respectively.

Note 5.   Income Taxes

The Company has elected to be taxed under sections of the federal and state income tax laws which provide that, in lieu of corporation income taxes, the stockholders separately account for the Company's items of income, deductions, losses and credits (S Corporation). Prior to January 1, 1992, income taxes were payable at the corporate level ('C' Corporation), and income taxes were computed for financial statement purposes in accordance with Accounting Principles Board Opinion No. 11. Therefore, the statements of income subsequent to 1991 do not include any provision or benefit for corporate income taxes. Periodic distributions are made to the Company's stockholders to enable them to pay the income taxes applicable to the Company's income reportable on their individual income tax returns. Cash distributions of $446,000 and $233,000 were made to the shareholders in 1993 and 1992, respectively, from additional paid-in capital.

As an S Corporation, the Company is liable for the tax associated with the recapture of prior years' LIFO benefits which is to be paid over a four-year period, which began with the year ended December 31, 1992. Income taxes payable related to this obligation was recorded in 1990 in connection with the acquisition of the Company by Gray Acquisition Co. and the original request to the Internal Revenue Service (IRS) to be treated as an S Corporation effective January 1, 1991. This election was not granted by the IRS. However, the Company filed a similar election effective January 1, 1992 for which no IRS permission was required. Because of the S election no other income taxes are reflected on the balance sheet at December 31, 1993.

The income tax benefit in 1991 consisted of the following:

Federal:
   Current                                   $   27,000
   Deferred                                      55,000
State:
   Current                                        3,000
   Deferred                                      29,000
                                             -----------
                                             $  114,000
                                             ===========

The income tax benefit reconciles to the statutory combined federal and state income tax rates for the year ended December 31, 1991 as follows:

Benefit at statutory rate                    $  189,000
Unprovided prepaid taxes related to
  inventory, depreciation and
  amortization adjustments due
  to S election                                (173,500)
Unprovided deferred taxes related to
  inventory, accrued expenses, and
  LIFO reserve adjustments due to
  S election                                     85,500
Adjustment of prior period provision             24,000
Other                                           (11,000)
                                             -----------
                                             $  114,000
                                             ===========


Note 6.   Subsequent Event

On January 27, 1994, the Company signed a letter of intent to sell substantially all assets of the Company to Momentum Corporation. Momentum will assume all liabilities including existing leases, but excluding the revolving credit facility which shall be retained and discharged by the Company from sale proceeds.

Item 7(b)  Pro forma financial information

The following unaudited pro forma condensed balance sheet as of December 31, 1993 gives effect to the acquisition of certain assets and liabilities of T.K. Gray, Inc.(Gray) as if the purchase had been consummated on December 31, 1993. The unaudited pro forma condensed statement of operations for the twelve months ended December 31, 1993 gives effect to the combination as if the purchase had been consummated at the beginning of such period. These unaudited pro forma financial statements have been prepared based on Momentum Corporation and subsidiary's (Momentum) financial statements and the financial statements of Gray included under Item 7(a) above. The unaudited pro forma financial statements are not necessarily indicative of the results that actually would have occurred if the combination had taken place during such periods or which may be attained in the future.

MOMENTUM CORPORATION AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

December 31, 1993


                                                          As Reported                         Pro Forma
                                              ------------------------     -----------------------------
                                                 Momentum  T.K. Gray,        Adjustments
(Thousands of dollars)                        Corporation         Inc.          (Note 1)       Combined
- - - --------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
 Short-term investments                        $   6,123                      $  (6,123) (A)
 Receivables                                      20,841    $   5,156                         $  25,997
 Inventories                                      14,179        4,876               185  (B)     19,240
 Other                                             1,051           30                             1,081
                                               ---------------------------------------------------------
Total Current Assets                              42,194       10,062            (5,938)         46,318

Property and Equipment, net                        7,140          173                             7,313

Other Assets                                       3,096          241             8,563  (C)
                                                                                   (129) (D)     11,771
                                               ---------------------------------------------------------

                                               $  52,430    $  10,476         $   2,496       $  65,402
                                               =========================================================


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
 Bank checks outstanding less cash in bank     $   1,925                                      $   1,925
 Accounts payable and accrued liabilities         13,537    $   3,503                            17,040
 Current portion of long-term obligations            174                                            174
                                               ---------------------------------------------------------
Total Current Liabilities                         15,636        3,503                            19,139

Long-term Obligations                              1,793        6,215          $ (6,030) (D)
                                                                                  9,284  (A)     11,262

Deferred Items                                     1,052                                          1,052

Shareholders' Equity
  Common Stock                                     3,559           96               (96) (E)      3,559
  Additional paid-in capital                      29,274          425              (425) (E)     29,274
  Retained earnings                                2,825          237              (237) (E)      2,825
  Treasury stock at cost                            (795)                                          (795)
  Unamortized restricted stock awards               (301)                                          (301)
  Note receivable from ESOP                         (613)                                          (613)
                                               ---------------------------------------------------------
Total Shareholders' Equity                        33,949          758              (758)         33,949
                                               ---------------------------------------------------------

                                               $  52,430    $  10,476         $   2,496       $  65,402
                                               =========================================================


See Notes to Unaudited Pro forma Financial statements.

MOMENTUM CORPORATION AND SUBSIDIARY
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

December 31, 1993


                                                             As Reported                      Pro Forma
                                               --------------------------   ----------------------------
                                                  Momentum    T.K. Gray,     Adjustments
(Thousands of dollars, except per share data)  Corporation          Inc.        (Note 2)       Combined
- - - --------------------------------------------------------------------------------------------------------
Sales                                            $ 116,788     $  44,519                      $ 161,307
Cost of sales                                       94,246        36,675                        130,921
                                                 -------------------------------------------------------
Gross Margin                                        22,542         7,844                         30,386

Selling and administrative expenses                 24,590         6,721      $    (421) (A)     30,890
Restructure and other charges                        2,382                                        2,382
                                                 -------------------------------------------------------
Income (Loss) From Operations                       (4,430)        1,123            421          (2,886)

Interest expense                                      (402)         (509)          (222) (B)     (1,133)
Other income-net                                       208                                          208
                                                 -------------------------------------------------------

Income (Loss) Before Income Tax Benefit             (4,624)          614            199          (3,811)

Income tax benefit (expense)                         1,564                         (325) (C)      1,239
                                                  ------------------------------------------------------

Income (Loss) From Continuing Operations          $ (3,060)    $     614      $    (126)       $ (2,572)
                                                  ======================================================

Average Shares Outstanding (thousands)               3,629                                        3,629

Loss Per Share From Continuing Operations         $  (0.84)                                    $  (0.71)
                                                  ======================================================

See Notes to Unaudited Pro forma Financial statements.

MOMENTUM CORPORATION

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


NOTE 1 PRO FORMA CONDENSED BALANCE SHEET - PRO FORMA ADJUSTMENTS

(A)  To record purchase price of acquisition:

        (Thousands of dollars)
        ------------------------------------------------------------------
        With proceeds from redemption of short-term investments  $  6,123
        With financing from revolving credit agreements             9,284
                                                                 ---------
                                                                 $ 15,407
                                                                 =========

(B) Increase Gray inventory, historically recorded under LIFO method, to estimated fair market value.

(C) Record purchase price in excess of net tangible assets acquired (goodwill) of $8,554,000 and covenant not to compete with prior owners of $9,000. (Note, the goodwill on the date of acquisition was approximately $9.4 million due to a decrease in net tangible assets between December 31, 1993 and the acquisition date.)

(D)  Eliminate assets and liabilities not acquired.

(E)  Eliminate Gray shareholders' equity.


NOTE 2 PRO FORMA CONDENSED STATEMENT OF OPERATIONS - PRO FORMA ADJUSTMENTS

(A)  Adjust selling and administrative expenses to:

        (Thousands of dollars)
        ------------------------------------------------------------------
        Eliminate amortization of assets not acquired            $   (706)
        Add amortization of goodwill and non-compete
           agreements as a result of the acquisition                  542
        Adjust officer compensation to amounts per
           current employment agreements with Momentum               (187)
        Eliminate Gray corporate professional fees
           not incurred as a division of Momentum                     (70)
                                                                 ---------
                                                                 $   (421)
                                                                 =========

(B)  Adjust interest expense to:

        (Thousands of dollars)
        ------------------------------------------------------------------
        Eliminate Gray interest expense                          $    509
        Add interest expense on borrowings
          to finance acquisition                                     (731)
                                                                 ---------
                                                                 $   (222)
                                                                 =========

(C) Record tax provision on Gray's pro forma income as though Gray were a member of Momentum's consolidated group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(REGISTRANT) MOMENTUM CORPORATION

BY (SIGNATURE)
  (NAME AND TITLE)              PATSY R. TURNIPSEED
                                Senior Vice President
                                Chief Financial Officer
                                (principal financial and accounting officer)



Date                            June 14, 1994